UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2010

MYERS INDUSTRIES, INC.
 (Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1293 South Main Street, Akron, OH	44301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 253-5592

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2010, Myers Industries, Inc. entered into a Third Amended and Restated Loan Agreement (the “Loan Agreement”) with the foreign subsidiary borrowers identified therein, the lenders identified therein and JPMorgan Chase Bank, National Association, as agent for the lenders. The agreement provides for a $180 million senior revolving credit facility expiring on November 19, 2015, which replaces our existing $250 million facility. Amounts borrowed under the credit facility are secured by pledges of stock of certain of our foreign subsidiaries and guaranties of certain of our domestic subsidiaries.

The new facility is a five year senior revolving credit facility in a maximum amount of up to $180 million, which includes a letter of credit subfacility, swingline subfacility and multicurrency subfacility. Amounts borrowed under the new facility will be used to replace the amounts outstanding under the existing $250 million loan agreement and for working capital and general corporate purposes, including funding investments in strategic growth initiatives. The new facility also has an accordion feature which allows us to increase the availability by up to $70 million upon the satisfaction of certain conditions. Borrowings will bear interest at the LIBOR rate, prime rate, federal funds effective rate, the Canadian deposit offered rate, or the eurocurrency reference rate depending on the type of loan requested by us, in each case plus the applicable margin as set forth in the Loan Agreement. The Loan Agreement contains certain financial covenants that require us to maintain less than a maximum debt to EBITDA ratio and more than a minimum interest coverage ratio, as well as certain limitations on our annual capital expenditures and other customary terms and conditions.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure in Item 1.01 and Exhibit 10.1 of this report are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1
Third Amended and Restated Loan Agreement dated November 19, 2010 among Myers Industries, Inc., the foreign subsidiary borrowers, the lenders and JPMorgan Chase Bank, National Association, as agent for the lenders.

99.1	Press Release dated November 22, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myers Industries, Inc.
(Registrant)

DATE: November 23, 2010	By:	/s/ Donald A. Merril
Donald A. Merril
Senior Vice President, Chief Financial Officer and Corporate Secretary